Exhibit 10.2
                                                                 ------------

                          AGREEMENT OF LEASE

                               BETWEEN

          TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC., as Tenant

                                 and

                    26 PALMER, LLC, as Landlord

 SUMMARY INFORMATION (FOR CONVENIENCE ONLY; NOT PART OF THE LEASE)

Premises Address:       4 Hardscrabble Heights, Brewster, New York

Delivery Date:          March 30, 2003

Term:                   Ten (10) Years

Commencement Date:      On or about April 1, 2003, as same may be
                        modified pursuant to Paragraph 3.2 hereof.

Expiration Date:        On or about March 30, 2013, as same may be
                        modified pursuant to Paragraph 3.2 hereof.


                          AGREEMENT OF LEASE

        This Agreement of Lease (the "Lease") dated as of March 30, 2003, is made by and between26 PALMER, LLC, a New York limited liability company (the "Landlord") and TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC., a Delaware corporation (the "Tenant").

                     ARTICLE 1.  BASIC PROVISIONS.

        1.1.     Premises.  That certain real property more fully
                 --------
described on Exhibit A hereto (the "Land") including all improvements located thereon or to be provided by Landlord under the terms of this Lease (the "Improvements"), and commonly known by the street address of 4 Hardscrabble Heights located in the Village of Brewster, Town of Southeast, County of Putnam, State of New York, containing approximately Twenty-Eight Thousand (28,000) square feet of retail space (the "Building"). (The Building is hereinafter collectively referred to as the "Premises").

        1.2.      Term.     Ten (10) years (the "Lease Term")
                  ----
commencing April 1, 2003, as same may be modified pursuant to Paragraph 3.2 hereof (the "Commencement Date") and ending March 30, 2013, as same may be modified pursuant to Paragraph 3.2
hereof (the "Expiration Date").    Landlord will deliver the
Premises to Tenant in the condition described herein on or before March 30, 2003, as same may be modified pursuant to Paragraph 3.2 hereof (the "Delivery Date").

        1.3.     Base Rent. Annual Rent in the amount set forth
                 ---------
below ("Base Rent")shall be due and payable in equal monthly installments payable on the first (1st) day of each month commencing April 1, 2003, as same may be modified pursuant to
Paragraph 3.2 hereof.    The amount of the Base Rent throughout
the term of the Lease shall be as follows:

-------------------------------------------------------------------
YEAR(S)      S.F. BASE RENT    ANNUAL BASE      MONTHLY BASE
                                  RENT              RENT
-------------------------------------------------------------------
1                $10.50        $304,500.00       $25,375.00
2                $10.82        $313,780.00       $26,148.33
3                $11.14        $323,060.00       $26,921.67
4                $11.47        $332,630.00       $27,719.16
5                $11.81        $342,490.00       $28,540.83
6                $12.16        $352,640.00       $29,386.67
7                $12.52        $363,080.00       $30,256.67
8                $12.90        $374,100.00       $31,175.00
9                $13.29        $385,410.00       $32,117.50
10               $13.69        $397,010.00       $33,084.16

        1.4.      Intentionally Omitted.
                  ---------------------

        1.5.      Permitted Use.  The Premises are to be used
                  -------------
by Tenant only for office and warehouse use for the development, assessment, publication and distribution of published materials, and similar and accessory uses, and for no other purpose without the prior written consent of Landlord.

        1.6.      Parking.  Tenant and its invitees and licensees
                  -------
shall be entitled to the exclusive use of all parking spaces on the Land.

         1.7.     Real Estate Brokers.  No real estate brokers
                  -------------------
represent any party to this transaction. Each of Landlord and Tenant indemnify and hold harmless the other from any against any real estate broker claiming a commission through such Landlord or Tenant.

         1.8.     Exhibits And Addenda.  The following Exhibits and
                  --------------------
Addenda are attached hereto and incorporated herein by reference:

                  Exhibit A -- The Land

         1.9.     Intentionally Omitted.
                  ---------------------

                         ARTICLE 2. PREMISES.

        2.1.      Letting.   Landlord hereby leases to Tenant, and
                  -------
Tenant hereby leases from Landlord, the Premises, for the Lease Term, at the Base Rent and Additional Rent (as hereinafter defined), and upon all of the terms, covenants and conditions, set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating Base Rent, is an approximation which Landlord and Tenant agree is reasonable, and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

        2.2.      Condition.  Tenant has inspected the condition
                  ---------
of the Premises, is satisfied with its condition, and agrees to lease the Premises in its "as is" condition.

        2.3.      Compliance With Covenants, Restrictions And
                  -------------------------------------------
Applicable Law.     During the Lease Term, Tenant  will comply,
--------------
with all applicable covenants or restrictions of record and all Applicable Law. As used herein, "Applicable Law," means all laws, rules, regulations, ordinances, statutes, codes, directives, covenants, easements and restrictions of record, permits, and the reasonable requirements of any applicable fire insurance underwriter or rating bureau relating in any manner to the Premises now in effect or which may hereafter come into effect, including, without limitation, the Americans with Disabilities Act of 1990, the Occupational Safety and Health Administration's (OSHA's) standards for occupational exposure to asbestos (29 CFR parts 1910 and 1926), federal emissions regulations under the Clean Air Act (42 U.S.C. 7401, et seq.)
and similar state laws. Promptly after becoming aware of any breach of the foregoing provision (whether by written notice from Landlord or otherwise), Tenant shall take all necessary action to remedy such breach at its sole expense. In addition to the foregoing, Tenant agrees that the following costs shall be the sole responsibility of Tenant: (i)monthly electric for site lighting; (ii) water usage for the Premises; and (iii) maintenance of all mechanical systems inside of the Building.

                           3. TERM.

        3.1.     Term.  The scheduled Commencement Date, Expiration
                 ----
Date and Lease Term of this Lease are specified in Section 1.2.

        3.2.     Sale/Lease Back.     This Lease is being made in
                 ---------------
conjunction with a sale of the Premises by Tenant, as seller, to Landlord, as purchaser (the "Sale"). The closing date of the Sale is scheduled for March 30, 2003. In the event that the actual closing date for the Sale is other than March 30, 2003, the Commencement Date and Delivery Date shall be revised to the date immediately following the closing date for the Sale, and the Expiration Date shall likewise be revised to the date which is ten (10) years from the Commencement Date. Rent shall commence on the revised Commencement Date. In the event the Sale does not take place for any reason, this Lease shall be of no force and effect and neither party shall have any rights as against the other hereunder.

                 This lease transaction and the Sale shall not constitute a joint venture between Landlord and Tenant. Landlord and Tenant acknowledge that both the purchase price for the Sale and the Rent payable hereunder are at fair market values.

                         4. BASE RENT.


        Subject to the terms of this Lease, Base Rent and other rent or charges payable hereunder shall be paid to Landlord in lawful money of the United States, without offset or deduction except as otherwise provided herein, when due under the terms of this Lease. Base Rent and all other rent and charges for any period during the Lease Term which is for less than 1 full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent and other charges shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant.

                             5. USE.

        5.1.     Use.  Tenant shall use and occupy the Premises
                 ---
for the purposes set forth in Section 1.5 and other compatible or related uses permitted by Applicable Law. Landlord will not unreasonably withhold or delay its consent to any written request for a modification of the purposes for which the Premises may be used or occupied.

        5.2.     Hazardous Substances.
                 --------------------

                 (a)  Definition.  As used in this Section, the term
                      ----------
        "Hazardous Substance" shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. The term "Hazardous Substance" shall include, but not be limited to, asbestos-containing materials (ACM), hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof.

                 (b) Representations And Warranties. Landlord makes
                     ------------------------------
        no representations and warranties with respect to the absence or presence of Hazardous Substances in, on, under or about the Premises. Tenant acknowledges that it is fully familiar with the environmental condition of the Premises and assumes all obligations with respect to any Hazardous Substances or Remedial Work at the Premises. Tenant shall promptly perform, at its sole cost and expense, any Remedial Work necessitated by the presence of any Hazardous Substances which existed at the Premises at the time possession of the Premises was delivered to Tenant or which subsequently came to be located on the Premises, except for Hazardous
        Substance Conditions caused by Tenant's operations. As used herein, "Remedial Work" means any investigation, monitoring, clean-up, containment, remediation, removal, response cost or restoration work and the preparation and implementation of any closure, remedial or other required plans, that is: (i) required under any Applicable Law; (ii) required by any federal, state or local governmental agency or political subdivision, whether by judicial order or otherwise; or (iii) necessary to bring the Premises and the Building to a standard of environmental condition which presents no risk to safety, health or the environment. As used herein, "Hazardous Substance Condition" means the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance in, on, under or about the Premises, as part of the Improvements or in the indoor environment of the Building. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) (collectively, "Claims") which arise on or after the date that possession of the Premises is delivered to Tenant, including at any time after the expiration of the Lease
        Term, from or in connection with Hazardous Substance Conditions which were caused by Tenant's operations during the Lease Term.

                 (c)       Tenant's Use.  Tenant shall have the right
                           ------------
        to store, use and handle Hazardous Substances on the
        Premises provided: (a) that Tenant shall obtain, at its own cost an expense, environmental insurance naming Landlord as an additional insured and (b) that such Hazardous Substances are used in the operation of Tenant's business or are brought onto the Premises in the ordinary course of Tenant's business and are stored, used, handled and disposed of in compliance with all Applicable Law. Tenant shall be responsible for all costs incurred in complying with all Applicable Law relating to Hazardous Substances which Tenant or its agents, contractors, or invitees store, use or handle in or upon the Premises at any time during the Lease Term. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all Claims which arise on or after the date that possession of the Premises is delivered to Tenant, including at any time after the expiration of the Lease Term, as a result of any Hazardous Substance
        Condition, but only to the extent such Hazardous Substance Condition was caused by Tenant's operations during the Lease Term; provided, however, that in no event shall Tenant be liable for any Claims resulting from routine leakage from vehicles parked on or traveling across the Premises or any portion thereof, nor from the migration or leaching of Hazardous Substances that were not released at the Premises due to Tenant's operations, nor shall such leakage or migration of Hazardous Substances be deemed a violation of Tenant's obligations hereunder. Further, notwithstanding anything to the contrary in this Lease, Tenant is not permitted to maintain, repair, renovate, remediate or otherwise conduct work with respect to the following portions of the Premises owned by Landlord: (i) structural elements of the Premises, the building systems and portions of the Building containing insulation or fireproofing material on or in exterior walls, columns, beams, ceilings, pipes, ducts and the like; (ii) any portion of the Premises more than 6 feet below ground surface; or (iii) any equipment, structures or facilities located on the Premises as of the Commencement Date which were previously used in operations involving Hazardous Substances, including, without limitation, any underground storage tanks, sumps,
        septic systems or retention ponds.     Tenant shall at all
        times during the term of this Lease maintain a policy of insurance with respect to the oil tank existing at the Premise and shall name Landlord as an additional insured under such oil tank insurance policy.

                 (d)      Environmental Communications.  Landlord and
                          ----------------------------
        Tenant shall promptly after receipt or transmittal thereof, deliver to the other copies of all material written communications given to or received from any governmental agency, environmental consultant, or other person or entity relating to Hazardous Substances in or removed from the Premises, including, without limitation, copies of all claims, reports, complaints, notices, warnings or asserted violations, relating in any way to Hazardous Substances in, on, under or about the Premises.

                 (e)      Survival.  The representations, warranties
                          --------
        and agreements of the Parties set forth in this Article 5 shall survive the expiration of the Lease Term or the termination of this Lease for any other reason.

        5.3.     Compliance With Law.
                 -------------------

                 (a)      Tenant's Responsibility; Evidence Of
                          ------------------------------------
        Compliance.  Except as otherwise provided in this Lease and
        ----------
        subject to the terms of this Section 5.3, Tenant shall, at its sole cost and expense, fully, diligently and in a timely manner, comply with all Applicable Law relating to Tenant's specific business operations at the Premises, provided that Tenant has been notified by Landlord of such requirements. Tenant shall, within 45 days after receipt of Landlord's written request, provide Landlord with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Tenant's compliance with Applicable Law as required herein. Without limiting the terms of
        Section 5.3(c), it is understood and agreed that Tenant is not obligated to take any action to cure any violation of Applicable Law which results from any condition or circumstance (including, without limitation, any Hazardous Substance Condition) not caused by Tenant, its agents or employees.

                 (b)      Tenant's Right To Contest.  Tenant shall have
                          -------------------------
        the right, after written notice to Landlord and at Tenant's sole cost and expense, to contest in good faith by appropriate legal proceedings the validity or application of any law, ordinance or other legal requirement and to delay compliance therewith pending the prosecution of such proceedings, provided that (i) no civil or criminal penalty, violation, fine or levy would be incurred by Landlord as a result of such contest; (ii) no lien or charge would be imposed upon the Land or the Building by reason of such delay; and (iii) such legal proceedings are conducted in the manner prescribed by Applicable Law. Tenant shall indemnify and hold Landlord harmless from and against any and all Claims arising out of or in connection with any such contest by Tenant. Landlord agrees that it will, at the request of Tenant, execute or join in the execution of any instrument or document reasonably necessary in connection with any such contest, at no cost to Landlord, provided such instrument or document does not in any way prejudice Landlord's interest in the Premise.

                 (c)      Intentionally Omitted
                          ---------------------

        5.4.     Inspection; Compliance.  Landlord shall have the
                 ----------------------
right to enter the Premises at any time in the case of an emergency upon such notice as may be reasonable under the circumstances, (but notice shall not be required if the nature of the emergency would make notice unreasonable), and otherwise at reasonable times upon reasonable prior written notice for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Law. Any such inspection shall not disrupt or disturb the ongoing operation of the Premises or Tenant's quiet enjoyment of the Premises. Landlord may employ experts or consultants in connection therewith to advise Landlord with respect to Tenant's activities, including but not limited to the installation, operation, use, monitoring, maintenance or removal of any Hazardous Substance or storage tank on or from the Premises. The cost and expense of any such inspections shall be paid by Landlord, unless a material Breach of this Lease, a material violation of Applicable Law, or a material contamination caused by Tenant is found to exist, in which case Tenant shall pay the cost and expense of such inspections.

        6. REPAIRS; UTILITY INSTALLATIONS; TRADE FIXTURES AND
           --------------------------------------------------
           ALTERATIONS.
           -----------

        6.1.     Tenant's Obligations.  Except as otherwise provided
                 --------------------
herein, Tenant shall, at Tenant's sole cost and expense, maintain the Building and make repairs, restorations, and replacements to the Building, including without limitation the heating, ventilating, air conditioning, mechanical, electrical, sprinkler, fire alarm and/or smoke detection systems, if any, and plumbing systems, structural roof, walls, and foundations, and the fixtures and appurtenances to the Building as and when needed to preserve them in good working order and condition and regardless of whether the repairs, restorations, and replacements are ordinary or extraordinary, foreseeable or unforeseeable, capital or non-capital, or the fault or not the fault of Tenant, its agents, employees, invitees, visitors, or contractors. All repairs, restorations, and replacements will be in quality and class equal to the original work or installations. If Tenant fails to make repairs, restorations, or replacements, Landlord may make them at the expense of Tenant and the expense will be collectible as Additional Rent to be paid by Tenant within fifteen (15) days after delivery of a statement for the expense.

        6.2.     Intentionally Omitted
                 ---------------------

        6.3.     Utility Installations; Trade Fixtures; Alterations.
                 --------------------------------------------------

                 (a)      Definitions; Consent Required.  The term
                          -----------------------------
        "Utility Installations" is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing and non-demising walls in, on, under or about the Premises. The term "Trade
        Fixtures" shall mean Tenant's machinery and equipment, including, but not limited to, computer systems, computer equipment, storage facilities, partitions and other similar items, that can be removed without doing material damage to the structural portions of the Premises. The term "Alterations" shall mean any modification of the Improvements on the Premises, other than Utility Installations or Trade Fixtures, or nonstructural modifications not visible from the exterior of the Premises, whether by addition or deletion. "Tenant Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Tenant that are not yet owned by Landlord as defined in Subsection 6.4(a). Except as provided elsewhere in this Lease, Tenant shall not make any Alterations or Utility Installations in, on, under or about the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant may, however, without obtaining Landlord's consent thereto, make nonstructural Alterations or Utility Installations to the interior of the Building, as long as they are not visible from the outside and do not involve puncturing, relocating or removing the roof or any existing exterior or load bearing walls.

                 (b)      Consent.      Any Alterations or Utility
                          -------
        Installations that Tenant shall desire to make and which require the consent of Landlord shall be presented to Landlord in written form with proposed plans. All consents given by Landlord shall be deemed conditioned upon: (i) Tenant's acquiring all applicable permits required by governmental authorities; (ii) the furnishing to Landlord of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation prior to commencement of the work thereof; (iii) Tenant's obtaining a builders' all-risk policy of insurance reasonably acceptable to Landlord naming Landlord as an additional insured and in amounts based upon the completed replacement value of the Premises and endorsed to provide that occupancy by any person shall not void such coverage, which policy shall be in addition to the insurance required in Article 7 hereof and (iv) compliance by Tenant with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations made by Tenant during the Lease Term shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law. Tenant shall promptly upon completion thereof furnish Landlord with as-built plans and specifications therefore, and a certificate of occupancy or other certificate from the authorizing municipality certifying that the Alterations or Utility Installations have been completed in compliance with Applicable Law. Landlord may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs Fifty Thousand Dollars ($50,000) or more upon Tenant's providing Landlord with a lien and completion bond in an amount equal to one and one-half (1-1/2) times the estimated cost of such Alteration or Utility Installation.

                 (c)      Indemnification.   Tenant shall pay, when
                          ---------------
        due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at Tenant's sole cost and expense, defend and protect itself, Landlord and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises. If, in connection with such contest, Landlord shall so require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to one and one-half (1-1/2) times the amount of such contested lien, claim or demand (or, if different, the amount required by statute), indemnifying Landlord against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim.

        6.4.     Ownership; Surrender.
                 -------------------

                 (a)      Ownership.       All Alterations and Utility
                          ---------
        Installations made to the Building by Tenant shall be the property of and owned by Landlord, and considered a part of the Building, unless Landlord specifically designates such items as Tenant Owned Alterations and Utility Installations. All Tenant Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, remain the property of and may be removed by Tenant. Tenant's Trade Fixtures shall remain the property of Tenant at all times and may be removed by Tenant at the expiration of the Lease Term. Tenant shall repair any damage resulting from the removal of Tenant Owned Alterations and Utility Installations and Tenant's Trade Fixtures. Notwithstanding anything to the contrary herein, if any Tenant Owned Alterations, Utility Installations or Trade Fixtures are not removed within 30 days after expiration of the Lease Term, then they shall nevertheless become the property of Landlord and no longer be subject to removal by Tenant.

                 (b)      Surrender.     Tenant shall surrender the
                          ---------
        Building by the end of the last day of the Lease Term or any earlier termination date, with all of the Improvements and parts and surfaces thereof shall be clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted.

                       7. INSURANCE; INDEMNITY.


        7.1.     Liability Insurance Carried By Tenant.
                 -------------------------------------

                 (a)      "All-Risk" Coverage.   Tenant will, at its
                          -------------------
        sole expense, obtain and keep in force, during the term of this lease, "all-risk" coverage insurance (including earthquake and flood insurance and coverage for loss of rents or business interruption) naming Landlord and Tenant as their interests may appear and other parties that Landlord or Tenant may designate as additional insureds in the customary form in the County of Putnam for buildings and improvements of similar character, on all buildings and improvements now or after this date located on the Premises. The amount of the insurance will be designated by Landlord no more frequently than once every twelve (12) months, will be set forth on an "agreed amount endorsement" to the policy of insurance, and will not be less than the appraised value of the Building and Improvements. Tenant agrees to maintain such insurance as may be required by Landlord's lender. Further, in the event that Landlord's lender requires Landlord to obtain policies of insurance, the premiums for such policy shall be paid by Landlord and shall be reimbursed to Landlord by Tenant as Additional Rent hereunder.

                 (b)      General Liability.   Tenant will, at its sole
                          -----------------
        expense, obtain and keep in force during the term of this lease commercial general liability insurance with a combined single limit of not less than five million dollars ($5,000,000.00) for injury to or death of any one person, for injury to or death of any number of persons in one occurrence, and for damage to property, insuring against any and all liability of landlord and tenant, including without limitation coverage for contractual liability, broad form property damage, and non-owned automobile liability, with respect to the premises or arising out of the maintenance, use, or occupancy of the premises. The insurance will insure the performance by Tenant of the indemnity agreement set forth in Section 7.1(f) herein. The insurance will be noncontributing with any insurance that may be carried by landlord and will contain a provision that landlord, although named as an insured, will nevertheless be entitled to recover under the policy for any loss, injury, or damage to landlord, its agents, and employees, or the property of such persons. The limits and coverage of all the insurance will be adjusted by agreement of Landlord and Tenant during every third lease year during the term of this lease in conformity with the then prevailing custom of insuring liability in the County of Putnam for buildings and improvements of similar size, nature and use.

                 (c)       Other Matters.   All insurance required in this
                           -------------
        paragraph and all renewals of it will be issued by companies authorized to transact business in the State of New York, and rated at least A+ Class X by Best's Insurance Reports (property liability) or approved by landlord. All insurance policies will be subject to approval by landlord and any lender as to form and substance; will expressly provide that the policies will not be canceled or altered without thirty (30) days' prior written notice to Landlord and any lender, in the case of "all-risk" coverage insurance, and to Landlord, in the case of general liability insurance; and will, to the extent obtainable, provide that no act or omission of Tenant which would otherwise result in forfeiture or reduction of the insurance will affect or limit the obligation of the insurance company to pay the amount of any loss sustained. Tenant may satisfy its obligation under this paragraph by appropriate endorsements of its blanket insurance policies.
        In addition, Tenant shall obtain any other form of insurance coverage or any different amounts of existing coverage as may be reasonably required by Landlord or Landlord's lender. If Landlord's lender requires, as a condition to granting a loan secured by a mortgage on the Premises, that insurance premiums be escrowed monthly, Tenant shall pay to Landlord such monthly insurance escrow as calculated by Landlord's lender at the same time as Tenant makes payment of its Base Rent.

                 (d)      Additional Insureds.     All policies of
                          -------------------
        liability insurance that Tenant is obligated to maintain according to this Lease (other than any policy of workmen's compensation insurance) will name Landlord and such other persons or firms as Landlord specifies from time to time as additional insureds. Original or copies of original policies (together with copies of the endorsements naming Landlord, and any others specified by Landlord, as additional insureds) and evidence of the payment of all premiums of such policies will be delivered to Landlord prior to Tenant's occupancy of the Premises and from time to time at least thirty (30) days prior to the expiration of the term of each policy. All public liability, property damage liability, and casualty policies maintained by tenant will be written as primary policies, not contributing with and not in excess of coverage that Landlord may carry. No insurance required to be maintained by Tenant by this paragraph will be subject to any deductible without Landlord's prior written consent.

                 (e)      Waiver.   Landlord and Tenant waive all rights to
                          ------
        recover against each other or against any other Tenant or occupant of the building, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of each of theirs or of any other Tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance required to be carried by each of them pursuant to this Article 7 or any other insurance actually carried by each of them. Landlord and Tenant will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Building or the Premises or the contents of either of them. Tenant will cause all other occupants of the premises claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this paragraph and to obtain such waiver of subrogation rights endorsements.

                 (f)      Indemnity By Tenant.   Except for Landlord's
                          -------------------
        intentional misconduct, grossly negligent acts or omissions and/or breach of express warranties and the provisions of this Lease and any matter for which Landlord is to provide indemnification pursuant to Section 5.2(b), Tenant shall indemnify, protect, defend and hold harmless the Premises, Landlord, and Landlord's agents from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees for personal injury and/or property damage, and all Claims (as defined in Section 5.2(b)) arising out of or involving the occupancy of the Premises by Tenant, the conduct of Tenant's business in or from the Premises, any act, omission or neglect of Tenant, Tenant's agents, contractors, employees or invitees, or out of any Breach by Tenant in the performance in a timely manner of any obligation on Tenant's part to be performed under this Lease. In case any action or proceeding be brought against Landlord by reason of any of the foregoing matters, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord, and Landlord shall cooperate with Tenant in such defense.

                      8. DAMAGE OR DESTRUCTION.

        8.1.     (a)      General.   If the Premises are damaged or
                          -------
destroyed by reason of fire or any other cause or casualty, Tenant will immediately notify Landlord and will promptly repair or rebuild the Building at Tenant's expense, so as to make the Building at least equal in value to the Building existing immediately prior to the casualty and as nearly similar to it in character as is practicable and reasonable. Landlord will apply and make available to Tenant, pursuant to the terms of this paragraph, the net proceeds of any fire or other casualty insurance paid to Landlord, after deduction of any costs of collection, including attorneys' fees, for repairing or rebuilding as that work progresses. Progress payments will be made by Landlord against properly certified vouchers of a competent architect in charge of the work and approved by Landlord. In the event the net insurance proceeds are less than the anticipated cost to repair or rebuild, Tenant shall contribute the difference in such cost. Landlord will contribute out of the insurance proceeds, towards each payment to be made by or on behalf of Tenant for the repairing or rebuilding of the Building, under a schedule of payments to be made by Tenant and approved by Landlord, an amount in the proportion that the total net amount received by Landlord from insurers bears to the total estimated cost of the rebuilding or repairing. Landlord, however, may withhold from each amount so to be paid by Landlord ten percent (10%) of the amount of each payment as retainage until the work of repairing or rebuilding is completed and proof has been furnished to Landlord that no lien or liability has attached or will attach to the Premises or to Landlord in connection with the repairing or rebuilding. Upon the completion of rebuilding and the furnishing of that proof, the balance of the net proceeds of the insurance will be paid to Tenant. If the proceeds of insurance are paid to the holder of any mortgage on Landlord's interest in the Premises, Landlord will make available net proceeds of the insurance in accordance with the provisions of this paragraph, except as may be modified by the terms of the mortgage which mortgage shall be the controlling document with respect to this matter. Before beginning repairs or rebuilding, or letting any contracts in connection with repairs or rebuilding, Tenant will submit for Landlord's approval, which approval landlord will not unreasonably withhold or delay, complete and detailed plans and specifications for the repairs or rebuilding. Promptly after receiving Landlord's approval of those plans and specifications, Tenant will begin the repairs or rebuilding and will prosecute the repairs or rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond tenant's reasonable control. Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the Building and/or Premises are reoccupied for any purpose. The repairs or rebuilding will be completed free and clear of mechanics' or other liens, and in accordance with the building codes and all applicable laws, ordinances, regulations, or orders of any state, municipal, or other public authority affecting the repairs or rebuilding, and also in accordance with all requirements of the insurance rating organization, or similar body, and of any liability insurance company insuring Landlord against liability for accidents related to the premises. Any remaining proceeds of insurance after the restoration will be Tenant's property. Notwithstanding the foregoing, Tenant shall not be responsible for rebuilding or repairing the Premises if the proceeds of insurance are not made available to Tenant by either Landlord or Landlord's lender.

                 (b)      Landlord's Inspection.   During the progress
                          ---------------------
of repairs or rebuilding, Landlord and its architects and engineers may, from time to time, inspect the building and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to the repairs or rebuilding. Tenant will keep all plans, shop drawings, and specifications at the Building, and Landlord and its architects and engineers may examine them at all reasonable times. If, during repairs or rebuilding, Landlord and its architects and engineers determine that the repairs or rebuilding are not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims the repairs or rebuilding do not accord with the approved plans and specifications. Upon the receipt of that notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply insurance according to Article 7 will be applicable to any repairs or building under this paragraph, and Tenant shall also be obligated to furnish a builders' all-risk policy for such repairs.

                 (c)      Landlord's Costs.   The charges of any
                          ----------------
architect or engineer of Landlord employed to pass upon any plans and specifications and to supervise and approve any construction, or for any services rendered by the architect or engineer to Landlord as contemplated by any of the provisions of this Lease, will be paid by Tenant as a cost of the repair or rebuilding.
The fees of such architect or engineer will be those customarily paid for comparable services.

                 (d)      No Rent Abatement.     Monthly rent and
                          -----------------
additional rent will not abate pending the repairs or rebuilding except to the extent to which Landlord receives a net sum as proceeds of any rent insurance.

                 (e)      Damage During Last Three Years.   If at any
                          ------------------------------
time during the last three years of the term the Building is so damaged by fire or otherwise that the cost of restoration exceeds fifty percent (50%) of the replacement value of the Building (exclusive of foundations) immediately prior to the damage, either Landlord or Tenant may, within thirty (30) days after such damage, give notice of its election to terminate this Lease and, subject to the further provisions of this paragraph, this lease will cease on the tenth (10th) day after the delivery of that notice. Monthly rent will be apportioned and paid to the time of termination. If this lease is so terminated, Tenant will have no obligation to repair or rebuild, and the entire insurance proceeds will belong to Landlord.

                 (f)      Waive Statutes.  Landlord and Tenant agree
                          --------------
that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future Applicable Law to the extent inconsistent herewith.


                        9. REAL PROPERTY TAXES.

        9.1      Definitions:     Any sum payable by Tenant to
                 -----------
Landlord under this Section 9 shall be considered Additional
Rent. For the purposes of this Section 9, the following terms shall have the meanings set forth below:

                 (a) "Taxes" shall mean the aggregate amount of real estate taxes and any general or special assessments
(exclusive of penalties and interest thereon) imposed upon the Premises (including, without limitation; (i) assessments made upon or with respect to any "air" and "development" rights now or hereafter appurtenant to or affecting the Real Property,
(ii) any fee, tax or charge imposed by any Governmental authority for any vaults, vault space or other space within or outside the boundaries of the Real Property, and (iii) any taxes or assessments levied after the date of this Lease in whole or in part for public benefits to the Premise, the Land or the Building) without taking into account any discount that Landlord may receive by virtue of any early payment of Taxes; provided, that if because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Premises, the Land or the Building, or the occupancy, rents or income therefrom, in substitution of or in addition to any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord's sole asset were the Premises. All expenses, including attorneys' fees and disbursements, experts' and other witnesses' fees, incurred in contesting the validity or amount or any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year. Anything contained here into the contrary notwithstanding, Taxes shall not be deemed to include
(w) any taxes on Landlord's income, (x) franchise taxes, (y) estate or inheritance taxes, or (z) any similar taxes imposed on Landlord, unless such taxes are levied, assessed or imposed in lieu of or as a substitute for or in addition to the whole or any part of the taxes, assessments, levies, impositions which now constitute Taxes.

        (b.)     "Tax Year" shall mean the period July 1
through June 30 (or such other period as hereinafter may be duly adopted by the governmental Authority then imposing taxes as its fiscal year for real estate tax purposes), any portion of which occurs during the Term.

        9.2      Payment of Taxes.     Promptly upon receipt thereof,
                 ----------------
Landlord shall deliver all Tax bills received from taxing authorities (the "Tax Statement") to Tenant. Tenant shall pay directly to the taxing authority, the full amount of Taxes due on the date which is no later than ten (10) days prior to the date upon which the Taxes become a due (the "Tax Payment") as shown on the Tax Statement with respect to such Tax Year. Tenant shall forward to Landlord within three (3) days of such payment a copy of the receipted Tax Statement and a copy of the check evidencing payment. Tenant hereby waives any rights that Tenant may have to be exempt from the payment of Taxes or the Tax Payment by virtue of diplomatic status or otherwise.

        If Landlord's lender requires, as a condition to granting a loan secured by a mortgage on the Premises, that Taxes be escrowed monthly, Tenant shall pay to Landlord such monthly Tax escrow as calculated by Landlord's lender at the same time as Tenant makes payment of its Base Rent.

        9.3.     Intentionally Omitted.
                 ---------------------

        9.4.     Right to Contest.     Landlord and Tenant shall
                 ----------------
each be eligible to institute tax reduction or other similar proceedings. In the event that after a Tax Statement has been sent to Tenant, a refund of Taxes with respect to a Tax Year during the Lease Term is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a statement and setting forth Tenant's share of such refund after deducting therefrom Landlord's reasonable costs and expenses, including attorneys and appraisal fees, of obtaining such refund.

                          10. UTILITIES.

        Tenant shall pay for all water, gas, heat, light, power, telephone, cable, and all other utilities and services supplied to the Premises. Tenant shall be responsible at its own cost and expense to arrange for trash disposal at the Premises, and shall maintain all dumpsters and trash disposal containers in a discreet location not visible from the entrance to the Building.

                  11. ASSIGNMENT AND SUBLETTING.

        11.1     Tenant's Right To Assign Or Sublet.   Subject to
                 ----------------------------------
the provisions of Section 1.5 as to the permitted use of the Premises, Tenant may assign this Lease or sublet the Premises in whole or in part, provided that Tenant has obtained the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed and in any event may only be withheld if Landlord determines in good faith that (i) a Breach by Tenant under this Lease has occurred and remains uncured; (ii) the proposed assignee's use is not permitted under this Lease;
(iii) the proposed assignee's use will violate Applicable Law; or
(iv) the proposed assignee does not have the financial resources to perform under this Lease. Notwithstanding the foregoing, Tenant may, without Landlord's consent, assign or sublet the Premises in whole or in part to any affiliate of Tenant. For purposes of this Lease, "affiliate" means any person, firm or corporation directly or indirectly controlling, controlled by or under common control with Tenant including without limitation,
(a) any officer or director thereof; (b) any shareholder owning more than 10% of the outstanding stock thereof; (c) any parent, subsidiary or related or affiliated corporation thereof; (d) any entity created by merger with, reorganization of, or re-capitalization of Tenant; and (e) any entity which acquires Tenant or substantially all the assets of Tenant. Tenant may also, without Landlord's consent being required, permit the use or occupancy of the Premises or any part thereof by Tenant's affiliates. Such permissive use or occupancy will not constitute a sublease or assignment under the terms of this Lease so long as
(i) the use of the Premises remains consistent with the uses permitted under the terms of this Lease and (ii) not more than 25% of the rentable area of the Premises (in the aggregate at any one time) is so occupied or used. Tenant shall remain fully liable under this Lease notwithstanding any use of a portion of the Premises by others as permitted herein.

        11.2.    Tenant's Continuing Obligations.     No
                 -------------------------------
assignment, transfer, mortgage, sublease or other encumbrance, whether or not approved, and no indulgence granted by Landlord to any assignee or subtenant, shall in any way impair the continuing primary liability (which after an assignment shall be joint and several with the assignee) of Tenant hereunder, and no consent in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's consent in any other case.

                      12. BREACH; REMEDIES.

        12.1.    Breach.     As used in this Lease, a "Breach" is
                 ------
defined as a failure by Tenant to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Tenant under this Lease following written notice and opportunity to cure as set forth below. Where a grace period for cure after notice is specified herein, the failure by Tenant to cure such Breach prior to the expiration of the applicable grace period shall entitle Landlord to pursue the remedies set forth in
Section 12.2 or 12.3, or both:

        (a) Except as expressly otherwise provided in this Lease, the failure by Tenant to make any payment of Base Rent, Additional Rent or any other monetary payment required to be made by Tenant hereunder as and when due, where any such failure continues for a period of five (5) business days following written notice thereof by or on behalf of Landlord to Tenant.

        (b) The failure by Tenant to comply with the terms, covenants, conditions or provisions of this Lease that are to be observed, complied with or performed by Tenant, other than those described in Subsection 12.1 (a) above, where such Breach continues for a period of 30 days after written notice thereof by or on behalf of Landlord to Tenant provided, however, that if the nature of Tenant's Breach is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Tenant if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

        (c)      The occurrence of any of the following events:
(i) the making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) Tenant's becoming a "debtor'' as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 120 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 120 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within 120 days provided, however, that in the event that any provision of this Subsection 12.1(c) is contrary to any Applicable Law, such provision shall be of no force or effect and shall not affect the validity of the remaining provisions of this Lease.

        12.2.    Remedies.     In the event of a Breach of this
                 --------
Lease by Tenant, as defined in Section 12.1, with or without further notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Breach, Landlord may:

        (a) Terminate Tenant's right to possession of the Premises, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant: (i) the worth at the time of the award of the unpaid Base Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Base Rent which would have been earned after termination exceeds the rental value of the Premises for the remainder of the scheduled Lease Term as of the date of termination; and (iii) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including the cost of recovering possession of the Premises, expenses of reletting and reasonable attorneys' fees. The worth at the time of award of the amount referred to in provision (ii) of the prior sentence shall be computed by discounting such amount at the discount rate of Chase Bank at the time of award plus 1%. Efforts by Landlord to mitigate damages caused by Tenant's Breach of this Lease shall not waive Landlord's right to recover damages under this Section. If termination of this Lease is obtained through the remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Landlord may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages.

        (b) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of New York.

        (c) The expiration or termination of this Lease and/or the termination of Tenant's right to possession shall not relieve either Party from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Lease Term.

        12.3.    Late Charges.  Tenant hereby acknowledges that
                 ------------
late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed upon Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if more than twice in any 12-month period during the Lease Term any monthly installment of rent due from Tenant shall not be received by Landlord or Landlord's designee within 10 days after such amount shall be due, then, following written notice by Landlord, Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's Breach with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

                       13. CONDEMNATION.

        13.1.    Permanent Taking.     If the Premises or any
                 ----------------
portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If (i) more than 10% of the floor area of the Building; (ii) more than 25% of the land area not occupied by any building; or (iii) a portion of the Land which materially blocks access to the Building, materially interferes with Tenant's business operations, Tenant may, at Tenant's option, to be exercised in writing within 30 days after Landlord shall have given Tenant written notice of such taking and of Tenant's option to terminate hereunder (or in the absence of such notice, within 60 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If this Lease is terminated pursuant to this Article, then all rent shall be paid up to the date that possession is taken by the condemning authority, and Landlord shall make an equitable reimbursement of any amounts paid by Tenant and not yet earned. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced based upon the remaining total rentable floor area of the Building. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages provided, however, that Tenant shall be entitled to any compensation awarded for the value of the loss of Tenant's leasehold hereunder, Tenant's relocation expenses and/or loss of Tenant Owned Alterations or Utility Installations or Tenant's personal property or trade fixtures. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, at its sole cost and expense, repair any damage to the Premises caused by such condemnation, except to the extent that Tenant has been reimbursed therefor by the condemning authority.

        13.2     Temporary Taking.     If the whole or any part of
                 ----------------
the Premises is taken for any public or quasi-public use under any statute or by right of eminent domain for temporary use or occupancy, this Lease shall not terminate by reason thereof and Tenant shall continue to pay Base Rent and other charges due hereunder, except to the extent by which the Base Rent exceeds the amount of the award. In the event of any such temporary taking, Tenant shall be entitled to receive the entire amount of the award made for the taking unless the period of temporary use or occupancy shall extend beyond the expiration of the Lease
Term, in which case the award shall be apportioned between Landlord and Tenant as of the date of expiration of the Lease Term. If the temporary taking is for a term in excess of 180 days, then the taking shall be treated as a permanent taking and be governed by Section 13.1.


                        14. BROKERS.

        Tenant and Landlord each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any, named in Section 1.7) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Brokers is entitled to any commission or finder's fee in connection with said transaction. Tenant and Landlord do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses and attorneys' fees reasonably incurred with respect thereto. The Brokers shall be compensated for their services rendered in connection with this Lease in accordance with the terms of a separate written agreement or agreements. No Broker shall be a third party beneficiary under this Lease for any purpose or have any rights or remedies with respect hereto.

                     15. SECURITY DEPOSIT

        Tenant has deposited One Hundred Fifty-two Thousand Two Hundred Fifty and 00/100 dollars ($152,250.00) with Landlord as security for Tenant's payment of rent and performance of its other obligations under this lease, and any renewals or extensions of this Lease. The amount of the security deposit represents six months rent at the Base Rent for the first lease year. In each subsequent lease year Tenant shall add to the security deposit so that the then current security deposit equals six months rent at the then current Base Rent. If Tenant defaults in its payment of rent or performance of its other obligations under this Lease, Landlord may use all or part of the security deposit for the payment of rent or any other amount in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or for the payment to Landlord of any other loss or damage which Landlord may suffer by reason of Tenant's default. If Landlord so uses any portion of the security deposit, Tenant will restore the security deposit to the required amount within five (5) days after written demand from Landlord so that Landlord shall, at all times, have a security deposit equal to six (6) months rent at the Base Rent. Landlord will not be required to keep the security deposit separate from its general funds, and Tenant will not be entitled to interest on the security deposit. The security deposit will not be a limitation on Landlord's damages or other rights under this lease, or a payment of liquidated damages, or an advance payment of the rent. If Tenant pays the rent and performs all of its other obligations under this Lease, Landlord will return the unused portion of the security deposit to Tenant within sixty (60) days after the end of the term; however, if Landlord has evidence that the security deposit has been assigned to an assignee of the Lease, Landlord will return the security deposit to the assignee. Landlord may deliver the security deposit to the purchaser of the premises and be discharged from further liability with respect to it.

        At Tenant's election, in lieu of a cash security deposit as described above, Tenant, simultaneously with the execution of this Lease, shall deliver to Landlord an irrevocable standby letter of credit (the "Letter of Credit") in such form and content satisfactory to Landlord. The Letter of Credit shall be in the initial sum of $194,750.00 and issued by a commercial bank or trust company satisfactory to Landlord. The Letter of Credit shall expire not earlier than twelve (12) months after the date of delivery thereof to Landlord, and shall provide that same shall be automatically renewed for successive twelve (12) month periods through a date which is not earlier than thirty (30) days after the expiration of this Lease, or any renewal or extension thereof, unless notice of non-renewal has been given by the issuing bank to Landlord and Landlord's attorney by registered or certified mail, return receipt requested, not less than thirty
(30) days prior to the expiration of the current period. If the issuing bank does not renew the Letter of Credit, and if Tenant does not deliver a substitute Letter of Credit at least thirty
(30) days prior to the expiration of the current period, then, in addition to its rights granted under this provision, the Landlord shall have the right to draw upon the existing Letter of Credit, in which case the funds received by Landlord shall be considered the security deposit as provided above. At the time of renewal of the Letter of Credit, the amount of the Letter of Credit shall be increased in accordance with the increase in rent for that period, as set forth above.

                     16. TENANT ESTOPPEL.

        Within no more than ten (10) days after written request by Landlord, Tenant will execute, acknowledge, and deliver to landlord a certificate stating:

        (a) that this Lease is unmodified and in full force and effect, or, if the Lease is modified, the way in which it is modified accompanied by a copy of the modification agreement;

        (b) the date to which rental and other sums payable under this Lease have been paid;

        (c) that no notice has been received by Tenant of any default which has not been cured, or, if the default has not been cured, what Tenant intends to do in order to effect the cure, and when it will do so;

        (d) that Tenant has accepted and occupied the Premises;

        (e) that Tenant has no claim or offset against Landlord, or, if it does, stating the date of the assignment and assignee (if known to Tenant); and

        (f) other matters as may be reasonably requested by Landlord.

        Any certificate may be relied upon by any prospective purchaser of the Premises and any prospective mortgagee or beneficiary under any deed of trust or mortgage encumbering the Premises. If Landlord submits a completed certificate to Tenant, and if Tenant fails to object to its contents within fifteen (15) days after its receipt of the completed certificate, the matters stated in the certificate will conclusively be deemed to be correct, and Tenant shall pay to Landlord, in addition to all Rent and Additional Rent due hereunder, the sum of $150.00 per day for each day after the fifteen (15) day period that Tenant fails to provide a completed certificate. If the completed certificate is not delivered within twenty (20) days of request form Landlord, such failure shall be an event of default hereunder.

                    17. LANDLORD'S LIABILITY.

        The term "Landlord" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Tenant's interest in the master lease. In the event of a transfer of Landlord's title or interest in the Premises or in this Lease, Landlord shall deliver to the transferee or assignee (in cash or by credit) any unused or unearned funds of Tenant, if any, held by Landlord at the time of such transfer or assignment, and the transferee or assignee shall be deemed to have assumed the obligations of Landlord hereunder effective as of the date of the transfer. The transferor shall remain obligated under this Lease for the period during which such entity owned the Premises.

                         18. SEVERABILITY.

        The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

               19.  INTEREST ON PAST-DUE OBLIGATIONS.

        Any monetary payment due to one Party from the other hereunder, other than late charges, not received within 30 days following the date on which it was due, shall bear interest from the 31st day after it was due at the rate of 12% per annum, but not exceeding the maximum rate allowed by law, in addition to the late charge provided for in Section 12.3.

                     20.  TIME OF ESSENCE.

        Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

                      21.  RENT DEFINED.

        All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be Rent.

               22. NO PRIOR OR OTHER AGREEMENTS.

        This Lease contains all agreements between the Landlord and Tenant with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

                         23. NOTICES.

        23.1 All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by certified or registered mail or by overnight courier or mail service that guarantees next-day delivery and provides a receipt, with postage prepaid, and shall be deemed sufficiently given if served in a manner specified in this Article 23. The following are the address(es) of the Parties for delivery or mailing of notice purposes:

        If to Tenant:     Touchstone Applied Science Associates, Inc.
                          4 Hardscrabble Heights
                          P.O. Box 382
                          Brewster, New York 10509
                          Attn:  Andrew L. Simon, President

        with a copy to:   Rider, Weiner, Frankel & Calhelha
                          655 Little Britain Road
                          P.O. Box 2280
                          Newburgh, New York  12550
                          Attn:  Charles E. Frankel, Esq.


        If to Landlord:   Nominee Company
                          c/o Dan Houlihan
                          Houlihan & O'Malley Real Estate Services, Inc.
                          141 Parkway Road
                          Bronxville, New York 10708

        with a copy to:   Ann Farrissey Carlson, Esq.
                          DelBello Donnellan Weingarten
                          Tartaglia Wise & Wiederkehr, LLP
                          One North Lexington Avenue
                          White Plains, New York  10601


        Either Party may, by written notice to the other, specify a different address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

        23.2 Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card or if no delivery date is shown, the postmark thereon. Notice delivered by overnight courier that guarantees next day delivery and provides a receipt shall be deemed given 24 hours after delivery of the same to the service or courier. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.


                          24. WAIVERS.

        No waiver by Landlord of the Breach of any term, covenant or condition hereof by Tenant shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Breach by Tenant of the same or of any other term, covenant or condition hereof.

                         25. RECORDING.

        Tenant's recordation of this lease or any memorandum or short form of it will be void and a Breach under this Lease entitling Landlord to immediately terminate this Lease.

                     26. CUMULATIVE REMEDIES.

        No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

                27. BINDING EFFECT; CHOICE OF LAW.

        This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State of New York. Any litigation between the Parties hereto concerning this Lease shall be initiated in Westchester or Putnam County, State of New York.

                        28. SUBORDINATION

        (a)      General.    This Lease and Tenant's rights under
                 -------
this Lease are subject and subordinate to any ground lease or underlying lease, mortgage, deed of trust, or other lien encumbrance or indenture, together with any renewals, extensions, modifications, consolidations, and replacements of them, which now or at any subsequent time affect the premises, any interest of Landlord in the Premises, or Landlord's interest in this Lease and the estate created by this Lease (except to the extent that any such instrument expressly provides that this Lease is superior to it). This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Nevertheless, Tenant will execute, acknowledge and deliver to Landlord, at any time and from time to time, upon demand by Landlord, any documents as may be requested by Landlord, any ground landlord or underlying lessor, or any mortgagee, or any holder of a deed of trust or other instrument described in this paragraph, to confirm or effect the subordination. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within fifteen (15) days after written demand, Tenant shall pay to Landlord, in addition to the Rent and Additional Rent due hereunder, the sum of $150.00 per day for each day after the fifteen (15) day period that Tenant fails to provide the requested document. If the requested document is not delivered within twenty (20) days of request form Landlord, such failure shall be an event of default hereunder.

        (b)      Attornment.    If any holder of any mortgage,
                 ----------
indenture, deed of trust, or other similar instrument described in subparagraph (a) succeeds to Landlord's interest in the Premises, Tenant will pay to it all rents subsequently payable under this Lease. Tenant will, upon request of anyone so succeeding to the interest of Landlord, automatically become the Tenant of, and attorn to, the successor in interest without change in this Lease. The successor in interest will not be bound by (1) any payment of rent for more than one month in advance,
(2) any amendment or modification of this Lease made without its written consent, (3) any claim against Landlord arising prior to the date on which the successor succeeded to Landlord's interest, or (4) any claim or offset of rent against the Landlord. Upon request by the successor in interest and without cost to landlord or the successor in interest, Tenant will execute, acknowledge, and deliver an instrument or instruments confirming the attornment. The instrument of attornment will also provide that the successor in interest will not disturb Tenant in its use of the premises in accordance with this lease. If Tenant fails or refuses to execute, acknowledge, and deliver the instrument within fifteen (15) days after written demand, the successor in interest will be entitled receive form Tenant the sum of $150.00 per day for each day after the fifteen (15) day period that Tenant fails to provide the requested instrument. If the requested instrument is not delivered within twenty (20) days of request, such failure shall be an event of default hereunder.

                      29. ATTORNEYS' FEES.

        If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party
(as hereafter defined) in any such proceeding, action or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment or the abandonment by the other Party of its claim or defense. The attorneys' fees awarded shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred.

                    30. LANDLORD'S ACCESS.

        Landlord shall have the right to enter the Premises at any time in the case of an emergency upon such notice as may be reasonable under the circumstances, (but notice shall not be required if the nature of the emergency would make notice unreasonable), and otherwise at reasonable times upon reasonable notice, for the purpose of performing its obligations hereunder.

                          31. SIGNS.

        Tenant may install such signs as are reasonably required to advertise Tenant's business, subject to Applicable Law. The installation of any sign on the Premises by or for Tenant shall be subject to the provisions of Article 6 (Maintenance; Repairs; Utility Installations; Trade Fixtures And Alterations). The existing signs at the Premise are acceptable to Landlord and may remain on the Premises provided such existing signs do not currently violate and municipal code, ordinance or regulation.

                   32. TERMINATION; MERGER.

        Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Breach by Tenant, shall automatically terminate any sublease or lesser estate in the Premises.
However, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing sub-tenancies. Landlord's failure within 10 days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest shall constitute Landlord's election to have such event constitute the termination of such interest.

                     33. QUIET POSSESSION.

        Upon payment by Tenant of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire Lease Term.

                         34. CONSENTS.

        Except as otherwise provided herein, wherever in this Lease the consent of a party to this Lease is required to an act by or for the other party, such consent shall not be unreasonably withheld or delayed. Landlord's consent to any act, assignment of this Lease or subletting of the Premises by Tenant shall not constitute an acknowledgment that no Breach by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing Breach, except as may be otherwise specifically stated in writing by Landlord at the time of such consent.

                        35. AUTHORITY.

        If either party hereto is a corporation, trust limited liability company or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If either party is a corporation, trust or partnership, such party shall, within 30 days after request by the other party, deliver to such party evidence of such authority.

                         36. CONFLICT.

        Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

                           37. OFFER.

        Preparation of this Lease by either party and submission of same to the other party shall not be deemed an offer to lease.
This Lease is not intended to be binding until executed by all parties hereto.

                         38. AMENDMENTS.

        This Lease may be modified only in writing, signed by the parties in interest at the time of the modification or amendment.

                          39. HOLDOVER.

        In the event that Tenant shall hold over at the expiration or other termination of the Lease Term set forth in this Lease, or any renewal term, then this Lease shall continue as a month-to-month lease subject to termination by either Landlord upon 10 days' prior written notice to the other, which notice may be given prior to the expiration of the Lease Term. Such month-to-month tenancy shall be subject to all of the terms and conditions of this Lease, including the Base Rent, in effect during the final month of this Lease Term. However, following 10 days' prior written notice to Tenant, Tenant shall be liable for Base Rent during the holdover period in an amount equal to 125% of the Base Rent provided for in this Lease during the last month of the Lease Term, together with all other Additional Rent and other charges provided for in the Lease. Tenant acknowledges that the rental value of the Premises in the future is difficult to estimate and that the increased amount of Base Rent set forth in this Section is a reasonable estimate by the parties of the future rental value of the Premises upon expiration or termination of the Lease Term or renewal term set forth in this Lease.

                      40. MULTIPLE PARTIES.

        Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Landlord or Tenant, the obligations of such multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant.

                    [SIGNATURES ON NEXT PAGE]

        WHEREFORE, the parties hereto have executed this Lease as of the date first written above.


                                LANDLORD
                                26 PALMER, LLC



                                By: DANIEL HOULIHAN
                                ------------------------------
                                    Name:     Daniel Houlihan
                                    Title:



                                TENANT
                                TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.




                                By: ANDREW L. SIMON
                                ------------------------------
                                    Name:     Andrew L. Simon
                                    Title:     President

                        ACKNOWLEDGEMENTS


STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF WESTCHESTER      )


          On the __ day of January, 2003, before me, the undersigned, a Notary Public in and for said State, personally appeared Daniel Houlihan personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and he acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                   _____________________________
                                   Notary Public

STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF WESTCHESTER      )


          On the __ day of January, 2003, before me, the undersigned, a Notary Public in and for said State, personally appeared Andrew L. Simon personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and he acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                   ______________________________
                                   Notary Public

                             EXHIBIT A

                             THE LAND

                             EXHIBIT B

                             GUARANTY

____________________________________________________________________________


                          AGREEMENT OF LEASE

                                BETWEEN

            TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC., as Tenant

                                  and

                      26 PALMER, LLC, as Landlord

                        DATED:  MARCH 30, 2003


____________________________________________________________________________



                              Prepared By:

          DelBello Donnellan Weingarten Tartaglia Wise & Wiederkehr
                       One North Lexington Avenue
                     White Plains, New York  10601
                      Ann Farrissey Carlson, Esq.,